Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ecuity, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, King Cole President/Treasurer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    KING WM. S. COLE
__________________________
King Wm. S. Cole
President/Treasurer
March 24, 2006